Exhibit 21.1

Subsidiaries of the Registrant

EyeWonder Australia Pty Ltd incorporated in Australia

EyeWonder Benelux, B.V. incorporated in the Netherlands

EyeWonder Europe GmbH incorporated in Switzerland

EyeWonder GmbH incorporated in Germany

EyeWonder LLC incorporated in Delaware

EyeWonder Spain, S.L. incorporated in Spain

Limelight Digital Networks (Irl) Ltd. incorporated in Ireland

Limelight Mainstreet Tempe, LLC incorporated in Arizona

Limelight Metro Services, LLC incorporated in Arizona

Limelight Networks Australia Pty Ltd. incorporated in Australia

Limelight Networks Canada Inc. incorporated in Canada

Limelight Networks France SARL incorporated in France

Limelight Networks Germany GmbH incorporated in Germany

Limelight Networks Hong Kong Limited incorporated in Hong Kong

Limelight Networks India Private Limited incorporated in India

Limelight Networks International, Inc. incorporated in Delaware

Limelight Networks Israel Ltd. incorporated in Israel

Limelight Networks Italia S.r.l. incorporated in Italy

Limelight Networks Japan, Ltd. incorporated in Japan

Limelight Networks Korea Ltd. incorporated in Korea

Limelight Networks Mexico, S. de R.L. de C.V. incorporated in Mexico

Limelight Networks Netherlands B.V. incorporated in Netherlands

Limelight Networks Singapore PTE LTD. incorporated in Singapore

Limelight Networks Spain S.L. incorporated in Spain

Limelight Networks Sweden AB incorporated in Sweden

Limelight Networks (UK) Limited incorporated in the United Kingdom

Limelight Networks VPS, Inc. incorporated in Delaware

Richer Media Limited incorporated in Ireland